WINTHROP REALTY TRUST

AT THE COMPANY
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

         WINTHROP REALTY TRUST OBTAINS $50 MILLION REVOLVING CREDIT LINE

      Boston, Massachusetts- December 19, 2005-Winthrop Realty Trust (NYSE:FUR) announced that its wholly-owned operating partnership, WRT Realty L.P., has obtained a $50 million secured revolving credit line from KeyBank, National Association. Borrowings under the credit line bear interest at LIBOR plus 1.5% to 2.25%, depending on the Trust's leverage ratio, and will be available based on the Trust's equity in its various investments. The credit line matures in three years, with the right to extend for an additional one year, may be increased to $100 million upon the satisfaction of certain conditions, and is secured by substantially all of the Trust's assets.

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      Winthrop Realty Trust is a NYSE-listed real estate investment trust headquartered in Boston, Massachusetts.

      Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Winthrop Realty Trust to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Further information about these matters and the risks generally with respect to Winthrop can be found in Winthrop's filings with the Securities and Exchange Commission.